UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2006

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 404-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Officer Compensation

On October 4, 2006, the Board of Directors (“Board”) of Vail Resorts, Inc. granted restricted share units (“RSUs”) and share appreciation rights (“SARs”), pursuant to its 2002 Long Term Incentive and Share Award Plan, to certain of its named executive officers and other key employees. Both the RSUs and SARs vest over three years, commencing on the first anniversary of the grant date.  The SARs have an exercise price of $39.72.  The number of RSUs and SARs granted to the named executive officers who received a grant is as follows:

Name	Title	RSUs	SARs
Jeffrey W. Jones	Senior Executive Vice President and Chief Financial Officer	2,996	24,021
William A. Jensen	Co-President - Mountain Division	2,247	20,018
Roger D. McCarthy	Co-President - Mountain Division	2,247	20,018
Martha Dugan Rehm	Executive Vice President and General Counsel	1,498	14,012

Board Member Compensation

In addition, on October 4, 2006, the Board granted 2,809 RSUs to each non-executive member of the Board. The RSUs received by Board members vest in full on the first anniversary of the grant date.

The total of all grants made by the Board on October 4, 2006, was 85,638 RSUs and 168,520 SARs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: October 10, 2006	By:	/s/ Martha D. Rehm
Martha D. Rehm
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Share [Unit] Agreement (previously filed as Exhibit 10.20 on Form 10-K for the year ended July 31, 2006 filed on October 5, 2006 and incorporated herein by reference.)
10.2	Form of Share Appreciation Rights Agreement (previously filed as Exhibit 10.22 on Form 10-K for the year ended July 31, 2006 filed on October 5, 2006 and incorporated herein by reference.)